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                                                                   EXHIBIT 10.12
                           [NOTRY STAMP OF 20 RUPEES]

THIS AGREEMENT made at Ahmedabad this 14th day of November, Two thousand Three BETWEEN Shri Kumarpal Ramkrishna Patel, Adult, Hindu, Karta and Manger, representing his HUF, residing at 11, Jivan Jyot Apartment, 15 New Brahma Shaktriya Society, Pritamnagar, Ellisbridge, Ahmedabd - 380 006 (which expression shall unless it be repugnant to the context or meaning thereof be deemed to includes their respective members at present and from time to time and their respective heirs, executors and successor) hereinafter called LICENCEE of the first part AND ADAPTIVE TECHNOLOGY (INDIA) PVT. LTD., a company incorporated and registered under the provision of the Companies Act, 1956, and having its Registered Office situated at 301-305, Sahajanand Trade Centre, Opp. Kothawala Flats, Ellisbridge, Ahmedabad - 380 006 (Which expression shall unless it be repugnant to the context or meaning there of be deemed to included successor and assigns) hereinafter called LICENSOR of the second part.

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                          [NOTRY STAMP OF TEN RUPEES]

                                     - 2 -

WHEREAS

(1) The party of the first part interlis owns a office premises No. 2, 4, and 1/2 of 5 on Third Floor, of the building known as Sahajanand Trade Centre hereinafter referred to as the "said office premises" belonging to the Akshay Commercial Complex, situated at Sahajanand Trade Centre, Pritamnagar, Ellisbridge, Ahmedabad - 380 006 (hereinafter referred to as the "said Company"

(2) The said office premises at present are own by the party of the one part and are in possession of the party of second part.

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                                     - 3 -

(3) The said office premises in in a First Class conditions and are suitable for the office.

(4) The Licensee has agreed to renew on licence basis and Licensor has agreed to such extention of licence, "the said office premises" at the monthly rent of Rs. 7,200/-(Rupees Seven Thousand Two Hundred only) per month on certain terms and conditions mutually agreed upon by and between them.

(5) The parties hereto are desirous of recording the said terms and conditions.

NOW THIS AGREEMENT WITNESSETH AND IT IS HEREBYAND BETWEEN THE PARTIES THERETO AS UNDER:-

(1) The Licensee shall renew licence and the Licensor agreed to take on licence the "said office premises" and more particularly described in the First Para written herein above for rent of Rs. 7,200, /-(Rupees Seven Thousand Two Hundred only) per months with effect from 1st November, 2003, with a benefit of annual increased of 10% thereon per annum, and due on 1st April every year and payable within one week from the beginning of each month.

(2) The LICENSEE shall permit the LICENSOR to use and possess the "said office premises" as the Licensee of the Licensee for period of Five years or for such extended period as may be mutually agreed upon by and between the parties hereto, and such rent and has commenced from 1st Day of November, 2003.

(3) At the time of permitting the LICENSOR to use "the said office premises" as the licence of the LICENSEE, the LICESEE shall allow the LICENSOR to take the possession of the said office premises in the possession of the LICENSEE as bare licensee of the LICENSEE and shall also permist the LICENSOR to use and enjoy the possession of the "said office premises".

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                                     - 4 -

(4) It is hereby expressly agreed by and between the parties here-to that the LICENSOR shall use the "said office premises" as the agent of the LICENSEE for a period of Five years or for such extended period as may be mutually agreed upon by and between the parties hereto and during that periods the LICENSOR shall use the "said office premises" only for running the Computer Software Development business. The LICENSOR agrees and under take that all expenses for the "said office premsies" Maintenance, Municipal Tax, Govt. Levy, Lift Charges, Electricity Charges, Repairing Charges and cost of suitable modification required to suit the requirement of the LICENSOR shall be born and paid by the LICENSOR.

The LICENSOR shall use the "said office premises" in a prudent manner and shall ensure that no damage is caused to the "said officer premsies"., the LICENSOR will immediately bring the same to the notice of the LICNESEE and shall at their own costs make good such loss and or damages done, to the "said office premises" and if in case the LICENSOR fails to so, the LICENSEE shall be entitled to do so and shall be entitled to recover such costs from LICENSOR in that behalf.

(5) The LICENSOR agrees and undertakes to the LICENSEE that they shall pay all outgoing to "the said company", Govt's and Municipal Corp. in respect of the "said office premises" for expenses of Maintenance Charges, Lift Charges, Electricity, Municipal tax, Land Revenue Repair of the "said office premises" the LICENSOR further agrees and undertakers to indemnify the LICENSEE and keep them indemanified from and against all such payments.

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                                     - 5 -

(6) The LICENSOR agrees and undertake to the LICENSEE they will not creat any charges or lien on the "said office premises."

(7) The LICENSOR agrees and undertakes to the LICENSEE they will use the "said office premises" for the Computer Software Development business and will not carry on any business prohibited by any State Government, or Central Government.

(8) The LICENSOR agrees and undertakes to the LICENSEE that they will hand over the possession of the "said office premises" to the LICENSEE on completion or termination of the agreement on either parts.

(9) All disputes, differences, claims or questions what so ever which shall either during the continuance of this agreement or afterwards between the parties here-to touching these presents or the construction or the application of the meaning there of or any clause or thing herein contained or other wise out of or in connection with or relating to this Agreement shall be referred to the single Arbitrator in case the parties agree upon, otherwise to Arbitrators one to be appointed by each party to the dispute and such arbitration shall be held in accordance with the provisions of the Arbitration Act, 1940 or any statutory modification or re-enactment thereof for the time being in force and the arbitration proceedings as also the proceedings before the Umpire shall be held and conducted in Ahmedabad and Competant Court in Ahmedabad alone shall have jurisdiction in the matter.

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                                     - 6 -

SIGNED SEALED AND DELIVERED
by the within named Licensee
Shri Kumarpal R. Patel. Karta and
Manager of Shri Kumarpal R. Patel
(HUF) In presence of

/s/ [Illegible]                                /s/ [Illegible]
---------------------------                    -------------------------------
                                               (Constitute Attorney)
SIGNED SEALED AND DELIVERED
by the within named Licensor
ADAPTIVE TECHNOLOGY (INDIA PVT. LTD.
by the hand of its DIRECTOR
Shri Mahendra C. Patel                         For, Adaptive Tech. (I) Pvt. Ltd.
in the presence of
                                               /s/ T.C. Patel
/s/ R.I. Upadhyaya                            --------------------------------
---------------------------                    Director

Common seal of the company
affixed in the presence of                     /s/   T.C. Patel
Director Shri Mahendra C. Patel                --------------------------------
                                [SEAL]
and Smt. Hema M. Patel                         /s/   Hema Patel
                                               --------------------------------